Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is dated as of March 16, 2016 (this “Amendment”), and is by and between CITIBANK, N.A., in its capacity as Administrative Agent under the Credit Agreement referred to below, and WCI COMMUNITIES, INC., as Borrower thereunder.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of February 9, 2016, by and among the Borrower, the Administrative Agent and the Lenders thereunder (the “Credit Agreement”; capitalized terms used in this Amendment are used as defined in the Credit Agreement);

WHEREAS, pursuant to the definition of “Stonegate Agreement” in the Credit Agreement, any reference to the Stonegate Agreement in the Credit Agreement shall mean the revolving credit facility under such Stonegate Agreement as “increased from time to time”;

WHEREAS, the Borrower is seeking to increase the obligations under the Stonegate Agreement as permitted under the Credit Agreement;

WHEREAS, the obligations under the Stonegate Agreement are secured by Liens on certain Property of the Borrower and its Restricted Subsidiaries;

WHEREAS, Section 6.7(a) of the Credit Agreement permits Liens securing the obligations arising under the Stonegate Agreement, but also includes a proviso in such subsection which provides that the obligations secured by such Liens may not be increased;

WHEREAS, the Administrative Agent and the Borrower have jointly identified the following as creating an inconsistency in the Credit Agreement: (i) the Borrower being permitted to increase the obligations under the Stonegate Agreement pursuant to the definition thereof, (ii) the Liens securing the obligations arising under the Stonegate Agreement being permitted under Section 6.7(a) of the Credit Agreement and (iii) the restriction on increasing the obligations under the Stonegate Agreement imposed by the proviso to Section 6.7(a) of the Credit Agreement;

WHEREAS, the fourth paragraph of Section 11.2 of the Credit Agreement provides that, notwithstanding anything to contrary contained in such Section 11.2, if the Administrative Agent and the Borrower shall have jointly identified an obvious error, defect, ambiguity or inconsistency or any error or omission of a technical, administrative or immaterial nature in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision in order to correct the same, and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Banks within five Business Days following their receipt of notice thereof;

WHEREAS, the Administrative Agent and the Borrower, in reliance on the fourth paragraph of Section 11.2 of the Credit Agreement, intend to correct such inconsistency pursuant to an amendment to Section 6.7(a) of the Credit Agreement to permit the obligations secured by the Liens arising under the Stonegate Agreement to be increased;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 6.7(a) of the Credit Agreement is hereby amended by deleting in its entirety the proviso thereto and replacing such proviso with the following:

“; provided that, subject to the following proviso, the obligations secured by such Liens and Contractual Obligations are not increased and that no such Lien or Contractual Obligation extends to any Property of the Borrower or any Restricted Subsidiary other than the Property subject to such Lien or Contractual Obligation on the Original Closing Date; provided, further, that the foregoing restriction shall not apply to an increase in the obligations secured by the Liens arising under the Stonegate Agreement, which obligations are permitted to be increased hereunder, so long as no such Lien extends to any Property of the Borrower or any Restricted Subsidiary other than the Property subject to such Lien on the Original Closing Date;”

The provisions of Section 11.7, Section 11.12 and Section 11.18 of the Credit Agreement shall apply to this Amendment mutatis mutandis.

Except as expressly amended hereby, the provisions of the Credit Agreement, as amended, are and shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under any of the Loan Documents, except as otherwise provided for herein.

This Amendment shall become effective if it is not objected to in writing by the Required Banks within five Business Days following the Banks’ receipt of notice hereof (such date being referred to herein as the “Amendment Effective Date”).

On and after the Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement as amended by this Amendment and (ii) this Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and all of the other Loan Documents.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WCI COMMUNITIES, INC., as Borrower

By:	/s/ Russell Devendorf
Name: Russell Devendorf
Title: Chief Financial Officer

CITIBANK, N.A., as Administrative Agent

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President